Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								January 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Sector Funds, Inc.
 File No. 811-03175


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the fiscal year ended November 30, 2005. The Form
N-SAR was filed using the EDGAR system.



Very truly yours,


							/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of January 2006.







Jennison Sector Funds, Inc.





Witness: /s/ George Chen					By:/s/ Jonathan D. Shain
   George Chen    	  	      			     Jonathan D. Shain
   				  		     	     Assistant Secretary





























T:\Cluster 1\N-SAR\Sector\1-06\Letter